Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300 For Immediate Release January 28, 2010

Compuware Reports Strong Third Quarter Results

Total Products Revenue Excluding Divested Products Increases Sequentially and Year-over-year

•	Earnings per share reach 11 cents per share (GAAP), 12 cents per share (Non-GAAP)

•	Momentum of key growth drivers accelerates as Vantage license fees increase 9.5 percent year-over-year, 65.6 percent sequentially; Covisint revenues increase 22.6 percent year-over-year

•	Professional services margins reach 12 percent excluding Covisint; revenues increase sequentially

•	Gomez Web Performance Division reaches record bookings of $21.8M between October and December of 2009

DETROIT--January 28, 2010--Compuware Corporation (NASDAQ: CPWR) today announced final financial results for its third quarter ended December 31, 2009.

“Compuware’s third quarter performance featured solid execution against each of our key growth drivers, as well as strong profitability and cash flow,” said Compuware President and Chief Operating Officer Bob Paul. “Our strategy of streamlining operations and increasing focus on areas where we have industry leadership is working, and Compuware is well-positioned to deliver continued progress in financial performance.”

During the company’s third quarter, software license fees were $52.0 million compared to $53.1 million (excluding divested products) and $60.5 million (as reported) in the third quarter last year. Maintenance and subscription fees were $117.6 million in the third quarter compared to $108.5 million (excluding divested products) and $116.6 million (as reported) in the third quarter last year. Revenue from professional services in the third quarter was $60.3 million, compared to $91.5 million in the same quarter last year.

“The acquisition and integration of Gomez makes Compuware the only provider of a single dashboard that optimizes application performance across the web, the Cloud and the enterprise,” continued Paul. “This unique value proposition is winning with customers, prospects and analysts, as demonstrated by the acceleration of Vantage revenue and the strength of Gomez’ performance. We’re also achieving great traction with Covisint and our SaaS solutions, highlighted by Covisint’s revenue growth of more than 22 percent.”

Compuware Reports Strong Third Quarter Results
January 28, 2010

Third Quarter Fiscal Year 2010 Highlights

During the third quarter, Compuware:

•
completed its acquisition of privately-held Gomez, Inc. and then announced the first integration between Vantage and Gomez, allowing Compuware to deliver an unmatched and unified solution for optimizing application performance across the Enterprise and the Internet. Ovum, a leading analyst firm, cited the acquisition as expanding and redefining application performance management.

•
launched an extraordinary Mainframe Cost Savings Program for its Mainframe Solutions customers. As part of the program, customers receive a free cost-savings assessment, a roadmap to future mainframe operational costs savings and the opportunity to win a grand prize of $1 million (USD).

•	announced that recently retired General Motors' CIO Ralph Szygenda joined the Compuware Board of Directors.

•
joined the Cisco Developer Network as a Solution Developer and announced that Compuware Vantage successfully completed Cisco verification testing for integration with the Cisco Network Analysis Module (NAM) product line.

•
simplified the IT project and portfolio management process by delivering multiple enhancements accelerating user adoption of its Changepoint application. These enhancements extend usability in the critical area of project management and minimize the time and cost associated with integrating data into Changepoint.

•
offered online retailers free Gomez web performance monitoring and consulting services from Black Friday through Cyber Monday to identify and resolve the source of Web site errors, outages or slowdowns to optimize performance. Compuware Gomez also reported the mobile and web site performance data for the United States’ top retailers and offered tips to consumers to ensure they could shop successfully.

•
announced the availability of the Compuware Financial Analysis Support Tool (F.A.S.T.), which calculates the financial impact of web page load times. F.A.S.T. helps companies calculate how much revenue is at risk from slow web page load times.

•
announced that the National Hockey League® (NHL) would discuss at the Gartner Data Center Conference how Compuware’s end-to-end application performance management solutions are helping to deliver peak application performance to millions of NHL® hockey fans worldwide.

•
launched a new initiative to increase the profitability of mobile data service providers by empowering them to improve and manage the customer data experience. Compuware Vantage for Mobile is the first integrated solution to provide a real-time view of a customer’s mobile data services experience and linking it back to key business functions.

•	announced that its Covisint subsidiary launched AppCloud, a secure application marketplace that allows healthcare technology providers to offer their solutions to Covisint communities.

Compuware Reports Strong Third Quarter Results
January 28, 2010

•
released Hiperstation 7.8, the centerpiece of Compuware’s Application Auditing solution. This new version allows organizations to more effectively protect against internal data breaches—across platforms—averting monetary losses and meeting regulations including PCI and HIPAA.

•
monitored the home pages of 14 top U.S.-based retailers from November 1-15 with its Gomez technology, testing from different geographies and mobile carriers to measure their response times and availability when accessed from a popular cell phone.

•
published a new whitepaper entitled "Who Moved My App? How to Achieve Effective Application Performance in a Virtualized World." The paper details what IT organizations should look for in an application performance management solution to ensure success in virtualized environments.

•
published a whitepaper prepared by analyst firm Enterprise Management Associates that assesses Compuware’s unified approach to combining Enterprise and Internet management visibility: "Compuware, Gomez and the New Application Dynamic: Managing Application Performance in the Internet Era."

•
announced the release of Gomez Active Data Center, which connects Gomez’s “outside-in” end-user web performance monitoring with “behind-the-firewall” infrastructure monitoring systems to provide an integrated view of application performance and IT service delivery across the Enterprise and the Internet.

•
announced that Compuware Gomez and OpSource™, the leader in cloud operations, signed a partnership agreement under which OpSource will resell Gomez’s web performance management solution to its enterprise customers as well as use it to validate and monitor its own cloud performance service level agreements.

•
announced that Brooks Brothers, America’s iconic clothing retailer, is ensuring that quality and speed of its web site is on par with the caliber of its in-store service with the help of web load testing and web performance management solutions from Compuware Gomez.

•	announced that its Covisint subsidiary won a Healthcare IT Innovation™ Award in the “Solution With The Greatest Market Potential” category at the Healthcare IT Summit.

•
announced that Compuware Changepoint was named a Fall 2009 Recognized Innovator winner—Innovator in Service Economics—by the Association for Services Management International, the Service & Support Professionals Association and the Technology Professional Services Association.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the financial information included in and following this press release uses non-GAAP measures for revenue, operating expenses and earnings per share. Compuware management believes the non-GAAP financial information provided in this release is useful to investors’ understanding and assessment of Compuware’s ongoing core operations and prospects for the future. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses both GAAP and non-GAAP information in operating and evaluating its business and as such has determined that it is important to provide this information to investors. A reconciliation of non-GAAP to GAAP information is contained in the financial statements following this press release.

Compuware Reports Strong Third Quarter Results
January 28, 2010

Compuware Corporation

Founded in 1973, Compuware provides software, experts and best practices to ensure applications work well and deliver business value. Compuware helps CIOs optimize end-to-end application performance for leading businesses around the world, including 46 of the top 50 Fortune 500 companies and 12 of the top 20 most visited U.S. web sites. Learn more at: http://www.compuware.com.

###

Conference Call Information

Compuware will host a conference call to discuss these results at 5:00 p.m. Eastern time (22:00 GMT) today. To join the conference call, interested parties in the United States should call 800-230-1096. For international access, the conference call number is +1-612-234-9959. No password is required.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 125114. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Marketing and Communications, +1-313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company’s future plans, objectives and expected performance, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company’s reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. The completion of the definitive agreement to acquire Gomez is subject to customary government approvals and the satisfaction of other routine conditions.

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)

	AS OF DECEMBER 31,
ASSETS
	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$87,862	$163,716
Accounts receivable, net	509,339	522,514
Deferred tax asset, net	46,642	35,403
Income taxes refundable	4,237	3,243
Prepaid expenses and other current assets	26,198	26,850
Total current assets	674,278	751,726

PROPERTY AND EQUIPMENT, LESS ACCUMULATED DEPRECIATION AND AMORTIZATION	346,270	358,660

CAPITALIZED SOFTWARE, LESS ACCUMULATED AMORTIZATION	43,674	52,853

OTHER:
Accounts receivable	234,428	238,591
Deferred tax asset, net	34,823	28,960
Goodwill	592,948	349,245
Other	72,809	32,370
Total other assets	935,008	649,166

TOTAL ASSETS	$1,999,230	$1,812,405

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,723	$14,997
Accrued expenses	111,895	104,175
Income taxes payable	23,207	8,103
Deferred revenue	459,580	422,216
Total current liabilities	612,405	549,491

LONG TERM DEBT	35,000

DEFERRED REVENUE	383,274	363,812

ACCRUED EXPENSES	34,364	22,384

DEFERRED TAX LIABILITY, NET	46,704	20,527
Total liabilities	1,111,747	956,214

SHAREHOLDERS' EQUITY:
Common stock	2,274	2,466
Additional paid-in capital	607,035	632,267
Retained earnings	282,133	217,499
Accumulated other comprehensive income (loss)	(3,959)	3,959
Total shareholders' equity	887,483	856,191

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,999,230	$1,812,405

COMPUWARE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Data)

	THREE MONTHS ENDED DECEMBER 31,		NINE MONTHS ENDED DECEMBER 31,

	2009	2008	2009	2008
REVENUES:
Software license fees	$52,023	$60,513	$142,679	$164,206
Maintenance and subscription fees	117,583	116,614	338,444	367,858
Professional services fees	60,258	91,540	181,058	305,036
Total revenues	229,864	268,667	662,181	837,100

OPERATING EXPENSES:
Cost of software license fees	4,072	6,117	11,895	18,460
Cost of maintenance and subscription fees	10,968	9,488	28,292	32,814
Cost of professional services	53,378	86,887	164,049	289,682
Technology development and support	22,562	22,395	65,677	67,903
Sales and marketing	58,969	55,042	162,873	174,722
Administrative and general	42,761	35,520	121,658	119,138
Restructuring costs	1,024	4,009	4,842	6,922
Gain on divestiture of product lines			(52,351)
Total operating expenses	193,734	219,458	506,935	709,641

INCOME FROM OPERATIONS	36,130	49,209	155,246	127,459

OTHER INCOME (EXPENSES)
Interest income	1,049	2,371	3,877	9,011
Other	27	(80)	(48)	(453)

OTHER INCOME, NET	1,076	2,291	3,829	8,558

INCOME BEFORE INCOME TAXES	37,206	51,500	159,075	136,017

INCOME TAX PROVISION	12,794	16,548	55,630	44,751

NET INCOME	$24,412	$34,952	$103,445	$91,266

DILUTED EPS COMPUTATION
Numerator: Net income	$24,412	$34,952	$103,445	$91,266
Denominator:
Weighted-average common shares outstanding	229,105	246,537	234,704	252,850
Dilutive effect of stock options	1,985	262	1,847	1,385
Total shares	231,090	246,799	236,551	254,235
Diluted EPS	$0.11	$0.14	$0.44	$0.36

COMPUWARE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	NINE MONTHS ENDED
	DECEMBER 31,
	2009	2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$103,445	$91,266
Adjustments to reconcile net income to cash provided by operations:
Gain on divestiture of product lines	(52,351)
Depreciation and amortization	32,476	40,302
Property and equipment impairment		662
Acquisition tax benefits	880	3,933
Stock award compensation	12,649	12,933
Deferred income taxes	7,578	5,943
Other	181	419
Net change in assets and liabilities, net of effects from acquisition, divestiture and currency fluctuations:
Accounts receivable	9,262	(30,433)
Prepaid expenses and other current assets	16,338	19,064
Other assets	(5,626)	(1,549)
Accounts payable and accrued expenses	(57)	(30,704)
Deferred revenue	(17,994)	(36,099)
Income taxes	(3,415)	3,070
Net cash provided by operating activities	103,366	78,807

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Purchase of:
Business, net of cash acquired	(284,393)
Property and equipment	(7,070)	(15,257)
Capitalized software	(7,427)	(9,456)
Net proceeds from divestiture of product lines	64,992
Investment proceeds		70,212
Net cash provided by (used in) investing activities	(233,898)	45,499

CASH FLOWS USED IN FINANCING ACTIVITIES:
Proceeds from line of credit	35,000
Net proceeds from exercise of stock options including excess tax benefits	2,857	11,207
Contribution to stock purchase plans	1,647	2,349
Repurchase of common stock	(111,156)	(177,195)
Net cash used in financing activities	(71,652)	(163,639)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	11,934	(12,894)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(190,250)	(52,227)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	278,112	215,943

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$87,862	$163,716

OPERATIONAL HIGHLIGHTS
(dollar amounts in thousands)

	QUARTER ENDED			QUARTER ENDED
	DEC 31,		YR - YR	SEPT 30,	QTR - QTR
	2009	2008	% Chg	2009	% Chg
Products:
Software License Fees excluding Divested Products:
Distributed License Fees:
Vantage	$20,376	$18,606	9.5%	$12,308	65.6%
Changepoint	2,991	2,967	0.8%	1,647	81.6%
Uniface	2,291	3,505	(34.6%)	1,771	29.4%
Other	408	392	4.1%	155	163.2%
Distributed License Fees excluding Divested Products	26,066	25,470	2.3%	15,881	64.1%
Mainframe License Fees	25,957	27,594	(5.9%)	34,229	(24.2%)
Total Software License Fees excluding Divested Products	52,023	53,064	(2.0%)	50,110	3.8%

Maintenance and Subscription Fees excluding Divested Products:
Distributed Products	27,993	26,789	4.5%	26,675	4.9%
Mainframe Products	83,825	81,702	2.6%	83,059	0.9%
Subscription - Gomez	5,765	-	N/A	-	N/A
Total Maintenance and Subscription Fees excluding Divested Products	117,583	108,491	8.4%	109,734	7.2%

Total Products Revenue excluding Divested Products:
Distributed Products	54,059	52,259	3.4%	42,556	27.0%
Mainframe Products	109,782	109,296	0.4%	117,288	(6.4%)
Subscription - Gomez	5,765	-	N/A	-	N/A
Total Products Revenue excluding Divested Products	169,606	161,555	5.0%	159,844	6.1%

Divested Products:
License fees	-	7,449		-
Maintenance fees	-	8,123		-
Total Products Revenue Divested Products	-	15,572		-

Total Product Revenue	$169,606	$177,127	(4.2%)	$159,844	6.1%

Total Product Revenue by Geography
North America	$88,569	$89,360	(0.9%)	$88,285	0.3%
International	$81,037	$87,767	(7.7%)	$71,559	13.2%

Total Cost of Product Revenue	$96,571	$93,042	3.8%	$84,631	14.1%

Deferred license fees
Current	$53,404	$59,880	(10.8%)	$52,637	1.5%
Long-term	$51,959	$47,172	10.1%	$47,027	10.5%

Deferred during quarter	$25,056	$21,403	17.1%	$12,155	106.1%
Recognized during quarter	$19,227	$20,406	(5.8%)	$18,631	3.2%

Professional Services:
Professional Services Fees	$49,430	$82,705	(40.2%)	$48,532	1.9%
Application Services Fees	10,828	8,835	22.6%	9,553	13.3%
Total Professional Services Fees	$60,258	$91,540	(34.2%)	$58,085	3.7%

Professional Services Contribution Margin	12.1%	5.6%		11.7%
Application Services Contribution Margin	8.1%	1.0%		6.9%
Total Professional Services Fees Contribution Margin	11.4%	5.1%		10.9%

Billable Headcount	1,564	2,747	(43.1%)	1,557	0.4%

Other:
Total Company Headcount	4,410	5,648	(21.9%)	4,151	6.2%

Total DSO without Gomez	192.0	175.0		168.3
Total DSO (Billed) without Gomez	96.1	96.1		63.3
Total DSO	199.4	175.0		168.3

COMPUWARE CORPORATION AND SUBSIDIARIES
PRODUCT COMMITMENTS
(In Thousands)

	QUARTER ENDED
	DEC 31,	SEPT 30,	DEC 31,
	2009	2009	2008

License fees	$52,023	$50,110	$60,513

License fees - divested products *			(7,449)

License fees excluding divested products	52,023	50,110	53,064

Change in deferred license fees excluding divested products *	5,829	(6,476)	2,439

License contracts entered into during period excluding divested products	57,852	43,634	55,503

Maintenance and subscription fees	117,583	109,734	116,614

Maintenance fees - divested products *			(8,123)

Maintenance and subscription fees excluding divested products	117,583	109,734	108,491

Change in deferred maintenance and subscription fees excluding divested products *	56,996	(16,656)	17,152

Maintenance and subscription contracts & renewals entered into during period excluding divested products	174,579	93,078	125,643

Total products commitments during period excluding divested products	$232,431	$136,712	$181,146

* Compuware divested its Quality and DevPartner product lines during the first quarter of fiscal 2010.  For comparison purposes, the Products Commitments schedule excludes Quality and DevPartner license revenue, maintenance revenue and product commitments from the quarter ended December 31, 2008 period.

As Compuware continues to emphasize solution selling, deals are becoming more complex, increasing the likelihood that software transactions will be recognized ratably over the maintenance term. Therefore to understand the health of Compuware's software business, we believe it is important to also consider the amount of product commitments during the reported periods.

COMPUWARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(In Thousands, Except Per Share Data)

	GAAP BASIS			NON - GAAP BASIS

	QUARTER ENDED DEC 31, 2009	Item 1	Item 2	QUARTER ENDED DEC 31, 2009

Software license fees	$52,023			$52,023
Maintenance and subscription fees	117,583	$2,728		120,311
Professional services fees	60,258			60,258

Total Revenues	229,864	2,728		232,592

Total Operating Expenses	(193,734)	1,646	$1,024	(191,064)

Income from Operations	$36,130	$4,374	$1,024	$41,528

Net Income	$24,412	$2,800	$655	$27,867

Diluted EPS	$0.11	$0.01		$0.12

	QUARTER ENDED DEC 31, 2008		QUARTER ENDED DEC 31, 2008

Software license fees	$60,513		$60,513
Maintenance and subscription fees	116,614		116,614
Professional services fees	91,540		91,540

Total Revenues	268,667		268,667

Total Operating Expenses	(219,458)	$4,009	(215,449)

Income from Operations	$49,209	$4,009	$53,218

Net Income	$34,952	$2,566	$37,518

Diluted EPS	$0.14	$0.01	$0.15

Item 1 -
Compuware acquired Gomez Inc. ("Gomez") on November 6, 2009.  Our non-GAAP disclosure excludes acquisition costs of $1,646 which were charged to Administrative and general expenses.  In addition, as a result of reflecting the assumed Gomez deferred revenue at fair value, Maintenance and subscription revenue was reduced by $2,728 during the quarter ended December 31, 2009.  We believe it is useful to adjust for these items when evaluating overall performance for comparability purposes.

Item 2 -
Compuware undertook restructuring actions in fiscal 2009 and fiscal 2010.  Our non-GAAP disclosures exclude these charges, primarily employee termination benefits and facilities costs (lease abandonments and property and equipment impairment).  We believe it is useful to exclude these costs when evaluating overall performance for comparability purposes.

COMPUWARE CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
(In Thousands, Except Per Share Data)

	GAAP BASIS			NON - GAAP BASIS

	NINE MONTHS ENDED DEC 31, 2009	Item 1	Item 2	NINE MONTHS ENDED DEC 31, 2009

Software license fees	$142,679			$142,679
Maintenance and subscription fees	338,444	$2,728		341,172
Professional services fees	181,058			181,058

Total Revenues	662,181	2,728		664,909

Total Operating Expenses	(506,935)	1,646	$4,842	(500,447)

Income from Operations	$155,246	$4,374	$4,842	$164,462

Net Income	$103,445	$2,800	$3,131	$109,376

Diluted EPS	$0.44	$0.01	$0.01	$0.46

	NINE MONTHS ENDED DEC 31, 2008		NINE MONTHS ENDED DEC 31, 2008

Software license fees	$164,206		$164,206
Maintenance and subscription fees	367,858		367,858
Professional services fees	305,036		305,036

Total Revenues	837,100		837,100

Total Operating Expenses	(709,641)	$6,922	(702,719)

Income from Operations	$127,459	$6,922	$134,381

Net Income	$91,266	$4,404	$95,670

Diluted EPS	$0.36	$0.02	$0.38

Item 1 -
Compuware acquired Gomez Inc. ("Gomez") on November 6, 2009.  Our non-GAAP disclosure excludes acquisition costs of $1,646 which were charged to Administrative and general expenses.  In addition, as a result of reflecting the assumed Gomez deferred revenue at fair value, Maintenance and subscription revenue was reduced by $2,728 during the quarter ended December 31, 2009.  We believe it is useful to adjust for these items when evaluating overall performance for comparability purposes.

Item 2 -
Compuware undertook restructuring actions in fiscal 2009 and fiscal 2010.  Our non-GAAP disclosures exclude these charges, primarily employee termination benefits and facilities costs (lease abandonments and property and equipment impairment).  We believe it is useful to exclude these costs when evaluating overall performance for comparability purposes.